Exhibit 5.1



                     ------------------------------------
                           MORRISON & HECKER L.L.P.
                               ATTORNEYS AT LAW

                               2600 Grand Avenue
                       Kansas City, Missouri 64108-4606
                           Telephone (816) 691-2600
                            Telefax (816) 474-4208

                                 July 22, 1998

TO:  THE OPINION RECIPIENTS LISTED ON SCHEDULE I ATTACHED HERETO

     Re:  Block Mortgage Finance Asset Backed Certificates, Series 1998-2
          ---------------------------------------------------------------


Ladies and Gentlemen:

     We have acted as counsel to H&R Block, Inc. ("HRB"), Block Financial Corporation ("Block Financial") and Companion Mortgage Corporation ("Companion") in connection with (i) the Pooling and Servicing Agreement dated as of July 1, 1998 (the "Pooling and Servicing Agreement"), among Block Mortgage Finance, Inc., as Depositor (the "Depositor"), Companion, as Seller, Block Financial, as Master Servicer, and The First National Bank of Chicago, as Trustee (the "Trustee"), relating to the issuance of the Block Mortgage Finance Asset Backed Certificates, Series 1998-2 Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8 Certificates (collectively, the "Class A Certificates," and together with the Class R Certificates, the "Certificates"), (ii) the Underwriting Agreement dated July
   , 1998 (the  "Underwriting  Agreement"),  among the  Depositor,  Companion,
---
Block Financial and Morgan Stanley & Co. Incorporated as representative of the several underwriters listed therein (collectively, the "Underwriters") and
(iii) the transactions contemplated thereby. This opinion letter is being furnished to you at the request of Companion and Block Financial pursuant to
Section 6(b) of the Underwriting Agreement. Capitalized terms not otherwise defined herein that are defined in the Pooling and Servicing Agreement shall have the same meanings herein as therein.

     The opinions expressed herein are given only with respect to the present status of the General Corporation Law of the State of Delaware, the laws of the State of Missouri, the laws of the State of New York and the federal law of the United States. We express no opinion as to any matter arising under the laws of any other jurisdiction, including, without limitation, the statutes, ordinances, rules and regulations of counties, towns, municipalities and special political subdivisions of the State of Missouri, the State of New York or the State of Delaware.

     In reaching the conclusions expressed in this opinion letter, in our capacity as counsel to Block Financial and Companion, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of those corporate and other records and documents we considered appropriate, including the following:

     (a)  the Pooling and Servicing Agreement;

     (b)  the Underwriting Agreement;

     (c) the Insurance Agreement dated as of July 1, 1998 (the "Insurance Agreement") among MBIA Insurance Corporation, Block Financial, Companion, the Depositor, and the Trustee;

     (d) the Indemnification Agreement dated as of July 22, 1998 (the Indemnification Agreement") among MBIA Insurance Corporation, Companion, Block Financial and the Underwriters;

     (e) the Subservicing Agreement, dated as of July 1, 1998 (the "Subservicing Agreement"), between Block Financial and Companion Servicing Company, L.L.C.;

     (f)  the Certificate of Incorporation and Bylaws of Block Financial;

     (g) corporate resolutions of Block Financial authorizing the transactions provided for by, or in connection with, the Pooling and Servicing Agreement, the Underwriting Agreement, the Insurance Agreement, the Indemnification Agreement and the Subservicing Agreement;

     (h)  the Certificate of Incorporation and Bylaws of Companion;

     (i) corporate resolutions of Companion authorizing the transactions provided for by, or in connection with, the Pooling and Servicing Agreement, the Underwriting Agreement, the Insurance Agreement and the Indemnification Agreement; and

     (j) such other certificates, documents, records and papers as we have deemed necessary and relevant as a basis for this opinion letter.

     The Pooling and Servicing Agreement, the Underwriting Agreement, the Insurance Agreement, the Indemnification Agreement and the Subservicing Agreement are sometimes referred to herein collectively as the "Agreements."

     As to all factual matters relevant to this opinion letter that have not been independently established, we have relied upon, among other things, the factual representations and warranties contained in or incorporated into the Agreements and certificates and statements of officers and other representatives of Block Financial and Companion, all of which we have assumed, without independent investigation, to be true and correct as of the date hereof. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

     In issuing this opinion letter, with your permission, we have assumed, without independent investigation on our part, that (a) each document submitted to us as an original is authentic; (b) each document submitted to us as a certified, conformed or photostatic copy conforms to the authentic original of such document; (c) all signatures (excluding signatures on behalf of the Depositor, Block Financial or Companion) appearing on the documents furnished to us are genuine; (d) the execution, delivery and performance of each Agreement has been duly authorized by all requisite action on the part of, and each Agreement has been duly executed and delivered by, each party thereto (excluding the Depositor, Block Financial and Companion) in the form executed by Block Financial and Companion and is, under all applicable laws, the valid and binding obligation of each of such parties (excluding the Depositor, Block Financial and Companion) enforceable against each of such parties in accordance with its respective terms; (e) all natural persons who have signed, or will sign, any document furnished to us had, or will have, as the case may be, the legal capacity to do so at the time of such signature; and (f) there are no understandings, waivers or amendments (other than documents which we have reviewed) which would vary the terms of any of the Agreements. For purposes of this opinion letter, we have made no examination of the existence, validity or condition of any title to or any interest in, or the possession of, any property affected by any of the Agreements (e.g., the Mortgage Loans), and, accordingly, we express no opinion as to the existence, validity or condition of any title to or any interest in, or the possession of, any such property, and to the extent required for any opinions expressed herein, we have assumed that as of the execution and delivery of the Agreements, Companion has good and marketable title to, and is delivering to the Trustee on its own behalf and on behalf of the Depositor possession of, such property.

     On the basis of such examination, our reliance upon the assumptions contained herein and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications set forth in this opinion letter, we are of the opinion as of this date that:

     1. Block Financial is a duly incorporated, validly existing corporation and in good standing under the laws of the State of Delaware. Companion is a duly incorporated, validly existing corporation and in good standing under the laws of the State of Delaware. HRB is a duly incorporated, validly existing corporation and in good standing under the laws of the State of Missouri.

     2. Block Financial has all requisite power and authority under the General Corporation Law of the State of Delaware to execute, deliver and perform its obligations under each of the Agreements. Companion has all requisite power and authority under the General Corporation Law of the State of Delaware to execute, deliver and perform its obligations under each of the Agreements to which it is a party. HRB has all requisite power and authority under the laws of the State of Missouri to execute, deliver and perform its obligations under the Insurance Agreement.

     3. The execution, delivery and performance of the Underwriting Agreement and the Indemnification Agreement have been duly authorized by all requisite corporate action on the part of Block Financial, and the Underwriting Agreement and the Indemnification Agreement have been duly executed and delivered by Block Financial. The execution, delivery and performance of the Pooling and Servicing Agreement, the Insurance Agreement and the Subservicing Agreement have been duly authorized by all requisite corporate action on the part of Block Financial, and each of the Pooling and Servicing Agreement, the Insurance Agreement and the Subservicing Agreement has been duly executed and delivered by Block Financial and is the legal, valid and binding obligation of Block Financial enforceable against Block Financial in accordance with its terms. The execution, delivery and performance of the Underwriting Agreement and the Indemnification Agreement have been duly authorized by all requisite corporate action on the part of Companion, and the Underwriting Agreement and the Indemnification Agreement have been duly executed and delivered by Companion. The execution, delivery and performance of the Pooling and Servicing Agreement and the Insurance Agreement have been duly authorized by all requisite corporate action on the part of Companion, and each of the Pooling and Servicing Agreement and the Insurance Agreement has been duly executed and delivered by Companion and is the legal, valid and binding obligation of Companion enforceable against Companion in accordance with its terms. The execution, delivery and performance by HRB of its guaranty made part of the Insurance Agreement has been duly authorized by all requisite corporate action on the part of HRB, and the guaranty by HRB made part of the Insurance Agreement has been duly executed and delivered by HRB and is the legal, valid and binding obligation of HRB enforceable against HRB in accordance with its terms.

     4. Block Financial's execution, delivery and performance of its obligations under the Agreements will not (A) conflict with the Certificate of Incorporation or Bylaws of Block Financial or (B) violate applicable provisions of federal, Missouri or New York statutory law or regulation or the General Corporation Law of the State of Delaware, the violation of which would have a material adverse effect on the ability of Block Financial to perform its obligations under the Agreements. Companion's execution, delivery and performance of its obligations under the Agreements to which it is a party will not (M) conflict with the Certificate of Incorporation or Bylaws of Companion or (N) violate applicable provisions of federal, Missouri or New York statutory law or regulation or the General Corporation Law of the State of Delaware, the violation of which would have a material adverse effect on the ability of Companion to perform its obligations under such Agreements the Agreements to which it is a party. HRB's execution, delivery and performance of its obligation under its guaranty contained in the Insurance Agreement will not (Y) conflict with the Certificate of Incorporation or Bylaws of HRB or (Z) violate applicable provisions of federal, Missouri or New York statutory law or regulation, the violation of which would have a material adverse effect on the ability of HRB to perform its obligations under the Agreements to which it is a party.

     5. To our knowledge, and based in part upon Block Financial's written representations to us, Block Financial's execution and delivery of, and its performance of its obligations under, the Agreements will not conflict with, result in a breach or violation of, constitute a default or an event of acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon the property or assets of Block Financial pursuant to the terms of, (A) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to us to which Block Financial is a party or by which it or its property is bound or (B) any order, judgment or decree of any State of Delaware, State of Missouri, State of New York or United States court, administrative agency or governmental instrumentality applicable to Block Financial which is known to us, the conflict with which, or the breach, violation, default, acceleration or creation or imposition of which, would have a material adverse effect on the ability of Block Financial to perform its obligations under the Agreements. To our knowledge, and based in part upon Companion's representations to us, Companion's execution and delivery of, and its performance of its obligations under, the Agreements to which it is a party will not conflict with, result in a breach or violation of, constitute a default or an event of acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon the property or assets of Companion pursuant to the terms of, (M) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to us to which Companion is a party or by which it or its property is bound or
(N) any order, judgment or decree of any State of Delaware, State of Missouri, State of New York or United States court, administrative agency or governmental instrumentality applicable to Companion which is known to us, the conflict with which, or the breach, violation, default, acceleration or creation or imposition of which, would have a material adverse effect on the ability of Companion to perform its obligations under such Agreements the Agreements to which it is a party. To our knowledge, and based in part upon HRB's written representations to us, HRB's execution and delivery of, and its performance of its obligation under its guaranty contained in the Insurance Agreement will not conflict with, result in a breach or violation of, constitute a default or an event of acceleration under, or result in the creation or imposition of any lien, charge or encumbrance upon the property or assets of HRB pursuant to the terms of, (Y) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to us to which HRB is a party or by which it or its property is bound or (Z) any order, judgment or decree of any State of Missouri, State of New York or United States court, administrative agency or governmental instrumentality applicable to HRB which is known to us, the conflict with which, or the breach, violation, default, acceleration or creation or imposition of which, would have a material adverse effect on the ability of HRB to perform its obligations under its guaranty in the Insurance Agreement.

     6. To our knowledge, and based in part upon Block Financial's written representations to us, Block Financial is not required to obtain the consent, approval, authorization or order of, to register or file with, or to give notice to, any court or governmental agency or body of the State of Delaware (under the General Corporation Law thereof), the State of Missouri, the State of New York or the United States of America in order to execute, deliver, perform and comply with the terms of, or for the consummation of the transactions of Block Financial contemplated by, the Agreements except any consent, approval, authorization, order, registration, filing or notice (A) as may be required under state securities, real estate syndication or Blue Sky laws in connection with the offering and sale of the Class A Certificates (as to which we express no opinion whatsoever) or (B) which is a future obligation of Block Financial pursuant to the terms of any such Agreement, such as, by way of illustration, but not in limitation of the generality of the foregoing, filing or recording an Uniform Commercial Code assignment of a financing statement or an assignment of Mortgage with respect to a Mortgage Loan or obtaining a consent, approval, order, etc. approval or order in connection with a foreclosure; or if any such consent, approval, authorization, order, registration, filing or notice (not described in the exception to the immediately preceding clause) is required, Block Financial has obtained, made or given the same. To our knowledge, and based in part upon Companion's written representations to us, Companion is not required to obtain the consent, approval, authorization or order of, to register or file with, or to give notice to, any court or governmental agency or body of the State of Delaware (under the General Corporation Law thereof), the State of Missouri, the State of New York or the United States of America in order to execute, deliver, perform and comply with the terms of, or for the consummation of the transactions of Companion contemplated by, the Agreements to which it is a party except any consent, approval, authorization, order, registration, filing or notice (A) as may be required under state securities, real estate syndication or Blue Sky laws in connection with the offering and sale of the Class A Certificates (as to which we express no opinion whatsoever) or (B) which is a future obligation of Companion pursuant to the terms of any such Agreement, Agreement to which it is a party, such as, by way of illustration, but not in limitation of the generality of the foregoing, filing or recording an Uniform Commercial Code assignment of a financing statement or an assignment of Mortgage with respect to a Mortgage Loan; or if any such consent, approval, authorization, order, registration, filing or notice (not described in the exception to the immediately preceding clause) is required, Companion has obtained, made or given the same.

     7. To our knowledge, and based in part upon Block Financial's representations to us, there are no actions, suits or proceedings against Block Financial (or to which the property of Block Financial is subject) pending or overtly threatened in writing before any court, governmental agency or arbitrator which (A) question, directly or indirectly, the validity or enforceability of any of the Agreements or (B) could be reasonably expected to materially and adversely affect Block Financial's financial condition, business or properties taken as a whole or the validity or enforceability of any of the Agreements or the Certificates or (C) could be reasonably expected to materially and adversely affect the ability of Block Financial to perform its obligations under the Agreements. To our knowledge, there are no actions, suits or proceedings against Companion (or to which the property of Companion is subject) pending or overtly threatened in writing before any court, governmental agency or arbitrator which (X) question, directly or indirectly, the validity or enforceability of any of the Agreements to which it is a party or (Y) could be reasonably expected to materially and adversely affect Companion's financial condition, business or properties taken as a whole or the validity or enforceability of any of such the Agreements to which it is a party or the Certificates or (Z) could be reasonably expected to materially and adversely affect the ability of Companion to perform its obligations under such Agreements the Agreements to which it is a party.

     The opinions and other statements set forth herein are subject to the following:

     A. The enforceability of each of the Pooling and Servicing Agreement, the Insurance Agreement and the Subservicing Agreement and the opinions regarding no violation of law in opinion paragraph 4 are subject to the effect of applicable bankruptcy, insolvency, reorganization, receivership, arrangement, moratorium, assignment for the benefit of creditors and other similar laws affecting the rights and remedies of creditors. This qualification includes, without limitation, the avoidance, fraudulent transfer and preference provisions of the federal Bankruptcy Code of 1978 (11 U.S.C.ss.ss. 101 et seq.), as amended, the fraudulent transfer and conveyance laws of the State of New York and the fraudulent transfer and conveyance laws of the State of Missouri, and we render no opinion herein that any transaction provided for in any of such agreements would not be subject to avoidance or otherwise adversely affected under such provisions or laws.

     B. The enforceability of each of the Pooling and Servicing Agreement, the Insurance Agreement and the Subservicing Agreement is subject to the effect of principles of equity (including those respecting the availability of specific performance), whether considered in a proceeding at law or in equity, and the limitations imposed by applicable procedural requirements of applicable state or federal law.

     C. The enforceability of each of the Pooling and Servicing Agreement, the Insurance Agreement and the Subservicing Agreement is subject to the effect of applicable rules of law that limit or deny the enforceability of provisions (i) purporting to waive defenses or rights or the obligations of good faith, fair dealing, diligence and reasonableness; (ii) purporting to invalidate or limit the effect of any oral amendment thereof or any applicable trade practice or any course of dealing between the parties thereto; (iii) purporting to release, exculpate or exempt a party from, or to require indemnification or contribution in favor of a party against, liability for its own action or inaction to the extent such action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or when the enforcement thereof would violate public policy under any applicable law; or (iv) purporting to authorize the Trustee to take discretionary independent actions for the account of, or as agent or attorney-in-fact for, Block Financial as the Master Servicer under the Pooling and Servicing Agreement.

     D. We express no opinion as to the enforceability of (i) any contractual provision which either directly or indirectly limits or tends to limit the time in which any suit or action may be instituted by a party; (ii) any contractual provision which requires a party to execute and deliver additional agreements or instruments other than agreements or instruments which are limited in effect to effectuating the express terms of an agreement and do not expand or modify such terms; (iii) any contractual provision whereby a party or parties submit to the jurisdiction of a particular court or forum for the adjudication of disputes or waive any claim, defense or right of appeal based upon a lack of jurisdiction, inconvenient forum, venue or the like; (iv) any waiver by a party of personal service of process or any consent of a party to service of process upon it by service of process upon another party or person; (v) any waiver of a party of its right to a jury trial; and (vi) any contractual provision which prohibits a party from assigning or encumbering its rights under an agreement separate and apart from its duties and obligations thereunder other than in connection with such party's assignment of such agreement as a whole.

     E. We express no opinion as to the validity or enforceability of the Mortgage Loans or the validity, perfection or priority of any related lien or security interest.

     F. We express no opinion whether any provision of an agreement stating that such agreement, the Certificates or the obligations and rights of the parties thereunder shall be governed by, or construed or determined in accordance with, the laws of the State of New York will be given legal effect under any applicable law.

     G. The enforceability of each of the Pooling and Servicing Agreement, the Insurance Agreement and the Subservicing Agreement is subject to the effect of generally applicable rules of law that may, where a portion of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the transaction or contract.

     H. In connection with matters confirmed by us in paragraphs 5, 6 and 7 above (the "confirmed matters"), the words "to our knowledge" and words of similar import mean that in the course of performing legal services on behalf of HRB, Block Financial or Companion, we are without conscious awareness of facts or other information that the confirmed matters are untrue, and in preparing this opinion letter, we have not undertaken any independent verification of the confirmed matters beyond our recollection of legal services previously performed by us for HRB, Block Financial or Companion and have made no investigation or inquiry with Block Financial or Companion or other persons regarding the confirmed matters except as stated above. As used in this opinion letter, the terms "we" and "our" refer to only those lawyers of Morrison & Hecker L.L.P. who provided substantive legal services to Block Financial or Companion in connection with the transactions described herein.

     I. Our opinions are given as of the date hereof, and we assume no obligation to update or supplement our opinions in response to subsequent changes in the law or future events or circumstances affecting the transactions contemplated by the Agreements.

     This opinion letter is issued to you for your sole benefit in connection with the transactions described herein and may not be relied upon for any other purpose or by any other person, nor may this opinion letter (or any copy hereof) be circulated or distributed to, or quoted or referred to by, any other person, without in each instance our prior written consent, but this opinion letter may be included in closing binders with respect to the transactions described herein, and MBIA Insurance Corporation may provide copies to its reinsurers or to its accountants or attorneys for matters related to the Insurance Agreement.

                                                 Respectfully submitted,

                                                 /s/ MORRISON & HECKER L.L.P.






                                  SCHEDULE I

OPINION RECIPIENTS OF OPINION LETTER OF MORRISON & HECKER L.L.P. DATED JULY 22, 1998
RE: BLOCK MORTGAGE FINANCE ASSET BACKED CERTIFICATES, SERIES 1998-2

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Salomon Brothers Inc.
Seven World Trade Center, 32nd Floor
New York, New York 10048

Block Mortgage Finance, Inc.
4435 Main Street, Suite 500
Kansas City, Missouri 64111
Attention:  Mark Keller

First National Bank of Chicago
One North State Street
Chicago, Illinois  60602

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attn:  Insurance Portfolio
 Management-Structured
 Finance (IPM-SF)

Moody's Investor Services, Inc.
99 Church Street
New York, New York 10007

Standard & Poor's Ratings Services,
 a Division of The McGraw-Hill Companies, Inc.
26 Broadway
New York, New York 10004